                                                  Robotic Vision Systems, Inc.
                                                  Exhibit 5.1



                   [Letterhead of Parker Duryee Rosoff & Haft]



                                        August 7, 1995



Robotic Vision Systems, Inc.
425 Rabro Drive East
Hauppauge, New York 11788



     Re: Registration Statement on Form S-4
         Under the Securities Act of 1933
         File No. 33-59637
         ----------------------------------


Ladies and Gentlemen:


     In our capacity as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-4, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,500,000 shares of common stock, $.01 par value, of the Company (the "RVSI Merger Stock") to be issued to stockholders of Acuity Imaging, Inc., a Delaware corporation ("Acuity"), in connection with the merger of a wholly owned subsidiary of the Company ("Subsidiary") with and into Acuity (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 1995, as amended and restated as of July 11, 1995 (the "Merger Agreement"), by and among the Company, Subsidiary and Acuity.


     We have been also asked to render this opinion in connection with an aggregate of 24,000 shares of common stock, $.01 par value of the Company (the "RVSI Rights Stock") issuable upon the exercise of purchase rights (the "RVSI Purchase Rights") to be granted by RVSI pursuant to the Merger Agreement to the respective holders of purchase rights heretofore granted under Acuity's 1994 Employee Qualified Stock Purchase Plan (the "Acuity Purchase Plan") to acquire shares of common stock, $.01 par value, of Acuity. The RVSI Rights Stock is also covered by the Registration Statement.


      In that connection, we have examined the Certificate of Incorporation and the By-Laws, as amended, of the Company, the Registration Statement, the Merger Agreement, the Acuity Purchase Plan, corporate proceedings of the Company relating to the issuance of, respectively, the RVSI Merger Stock and the RVSI Rights Stock,

Robotic Vision Systems, Inc.
August   , 1995
Page 2


and such other instruments and documents as we have deemed relevant under the circumstances.


     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.


     Based upon and subject to the foregoing, we are of the opinion that:


     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.


     2. The RVSI Merger Stock has been duly and validly authorized and, when issued as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.


     3. The RVSI Rights Stock has been duly and validly authorized and, when issued subsequent to the Merger upon exercises, if any, of RVSI Purchase Rights, will be duly and validly issued, fully paid and non-assessable.


     We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement.


                                        Very truly yours,


                                        PARKER DURYEE ROSOFF & HAFT




                                        By: /s/ Ira Roxland
                                            ----------------------------------
                                            A Member of the Firm